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                                                                  EXHIBIT 10.4.2



                                  AMENDMENT TO

             DATA TRANSLATION, INC. DOUBLE SHELTERED RETIREMENT PLAN

Pursuant to Section 8.1 of the Data Translation, Inc. Double Sheltered Retirement Plan, the following amendments are made, effective December 2, 1996:

1. Section 1.15, shall be deleted in its entirety and replaced with the following:

"1.15 "Employer" means Media 100 Inc. and any Participating Employer, as defined in Section 10.1, which shall adopt this Plan; any successor which shall maintain this Plan; and any predecessor which has maintained this Plan. The Employer is a corporation, with principal offices in the Commonwealth of Massachusetts."

2.   In Section 1.45, after the first sentence add the following sentence:

          "Effective December 2, 1996, the Plan shall be referred to as the Media 100 Inc. Double Sheltered Retirement Plan."

3.   Add a new Article X as follows:


                                   "ARTICLE X
                             PARTICIPATING EMPLOYERS

10.1  ADOPTION BY OTHER EMPLOYERS

          Notwithstanding anything herein to the contrary, with the consent of the Employer and Trustee, any other corporation or entity, whether an affiliate or subsidiary or not, may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by a properly executed document evidencing said intent and will of such Participating Employer.

10.2  REQUIREMENTS OF PARTICIPATING EMPLOYERS

          (a) Each such Participating Employer shall be required to use the same Trustee as provided in this Plan.

          (b) The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Employers, as well as all increments thereof. However, the assets of the Plan shall, on an ongoing basis, be available to pay benefits to all Participants and Beneficiaries under the Plan without regard to the Employer or Participating Employer who contributed such assets.

          (c) The transfer of any Participant from or to an Employer participating in this Plan, whether he be an Employee of the Employer or a Participating Employer, shall not affect such Participant's rights under the Plan, and all





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          amounts credited to such Participant's Combined Account as well as his accumulated service time with the transferor or predecessor, and his length of participation in the Plan, shall continue to his credit.

          (d) All rights and values forfeited by termination of employment shall inure only to the benefit of the Participants of the Employer or Participating Employer by which the forfeiting Participant was employed.

          (e) Any expenses of the Trust which are to be paid by the Employer or borne by the Trust Fund shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by such Employer bears to the total standing to the credit of all Participants.

10.3  DESIGNATION OF AGENT

          Each Participating Employer shall be deemed to be a party to this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Employer as its agent. Unless the context of the Plan clearly indicates the contrary, the word "Employer" shall be deemed to include each Participating Employer as related to its adoption of the Plan.

10.4  EMPLOYEE TRANSFERS

          It is anticipated that an Employee may be transferred between Participating Employers, and in the event of any such transfer, the Employee involved shall carry with him his accumulated service and eligibility. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

10.5  PARTICIPATING EMPLOYER'S CONTRIBUTION

          All contributions made by a Participating Employer, as provided for in this Plan, shall be determined separately by each Participating Employer, and shall be allocated only among the Participants eligible to share of the Employer or Participating Employer making the contribution. On the basis of the information furnished by the Administrator, the Trustee shall keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the accounts and credits of the Employees of each Participating Employer.

          The Trustee may, but need not, register Contracts so as to evidence that a particular Participating Employer is the interested Employer hereunder, but in the event of an Employee transfer from one Participating Employer




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          to another, the employing Employer shall immediately notify the
          Trustee thereof.

10.6  AMENDMENT

          Amendment of this Plan by the Employer at any time when there shall be a Participating Employer hereunder shall only be by the written action of each and every Participating Employer and with the consent of the Trustee where such consent is necessary in accordance with the terms of this Plan.

10.7  DISCONTINUANCE OF PARTICIPATION

          Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver and assign Contracts and other Trust Fund assets allocable to the Participants of such Participating Employer to such new Trustee as shall have been designated by such Participating Employer, in the event that it has established a separate pension plan for its Employees, provided however, that no such transfer shall be made if the result is the elimination or reduction of any "Section 411(d)(6) protected benefits" in accordance with Section 8.1(c). If no successor is designated, the Trustee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of Article VII hereof. In no such event shall any part of the corpus or income of the Trust as it relates to such Participating Employer be used for or diverted to purposes other than for the exclusive benefit of the Employees of such Participating Employer.

10.8  ADMINISTRATOR'S AUTHORITY

          The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article."

The Employer consents to and approves the foregoing amendment.

Except as herein amended, the Plan is ratified and confirmed.



MEDIA 100 INC.



BY:  /s/ Peter J. Rice                           WITNESS: /s/ Craig Barrows
     -----------------------------                        ----------------------

               12/2/96                                            12/2/96
     -----------------------------                        ----------------------
               DATE                                               DATE








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